UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 13, 2012

Date of Report

(Date of earliest event reported)

BREF HR, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54532	27-4938906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center 200 Vesey Street, 11th Floor New York, NY		10281
(Address of principal executive offices)		(Zip Code)

(212) 417-7265

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 1, 2011, Hard Rock Hotel Holdings, LLC, Vegas HR Private Limited, Brookfield Real Estate Financial Partners LLC, NRFC WA Holdings, LLC, Morgans Hotel Group Co. and certain affiliates of DLJ Merchant Banking Partners, as well as other interested parties entered into an Agreement to Transfer in Lieu of Foreclosure and Settlement Agreement, pursuant to which the membership interests of HRHH JV Junior Mezz, LLC and HRHH Gaming Junior Mezz, LLC, which collectively indirectly owned the assets comprising the Hard Rock Hotel & Casino Las Vegas, were transferred and assigned to BREF HR, LLC (the “Company”). Accordingly, the Hard Rock Hotel & Casino Las Vegas and related assets have been owned by the Company since March 1, 2011 pursuant to such assignment and transfer. The transactions contemplated by such agreement are referred to as the “Assignment.”

As a result of the complex nature of the transaction and the detailed analysis required to complete the valuation of the assets and liabilities comprising the Hard Rock Hotel & Casino Las Vegas, to reflect the fair value of the tangible and intangible assets and liabilities at the time of the Assignment, the Company has not completed the process of preparing its audited consolidated financial statements for the year ended December 31, 2011. In the process of preparing its financial statements, the Company has determined the fair value of the identified tangible and intangible assets and liabilities acquired as of March 1, 2011 to be approximately $690 million and $610 million, respectively. The finalization of these balances resulted in the Company adjusting the provisional fair value of the assets and liabilities reflected in its interim unaudited financial statements included in the Company’s Registration Statement on Form 10 originally filed with the SEC on October 24, 2012 (as amended, the “Form 10”). On June 13, 2012, management of the Company determine that there was an error in respect of the previously disclosed amounts, and as a result, the Company’s unaudited consolidated financial statements as of September 30, 2011 and for the period March 1, 2011 to September 30, 2011, appearing in the Form 10 should no longer be relied upon.

In the Company’s audited consolidated financial statements as at December 31, 2011 and for the period March 1, 2011 to December 31, 2011, the Company will restate the recorded balance of tangible and intangible assets and liabilities as of March 1, 2011 to the amounts determined to be the fair value at the time of the Assignment and will also correct depreciation and amortization for the period March 1, 2011 to September 30, 2011 using the adjusted fair value of the tangible and intangible assets and liabilities. The Company is working diligently to complete the preparation of its annual consolidated financial statements and the audit thereof, and will file the Form 10-K as soon as practicable.

The Authorized Representatives of BREF HR Management, LLC, on behalf of the Company, have discussed the matters described herein with the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREF HR, LLC, by its manager, BREF HR Management, LLC

Date: June 18, 2012	By:	/s/ Theresa A. Hoyt
Theresa A. Hoyt
Authorized Representative

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